Exhibit 23.2

OPINION AND CONSENT OF GRANT THORNTON LLP

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 5, 2008, with respect to the consolidated financial statements of Sonic Foundry, Inc. and Subsidiary, appearing in the 2008 Annual Report of Sonic Foundry, Inc. to its shareholders and with respect to the schedule included in the Annual Report on Form 10-K for the year ended September 30, 2008 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
May 7, 2009

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